UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2008

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	1-7627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas		77024-3411
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

     On December 15, 2007, Frontier Oil Corporation (“Frontier”) experienced a fire in the in the delayed coking unit (coker) at the Cheyenne Refinery.  On December 19, 2007, Frontier updated the status of the Cheyenne Refinery under the investor relations section of its website at www.froniteroil.com to reflect that the Cheyenne Refinery was charging 25,000 barrels per day of crude oil.  Frontier’s forecast was to continue to run approximately 25,000 - 30,000 bpd at Cheyenne for the duration of the coker outage. This forecast was dependent upon crude oil availability as well as finished product prices, particularly asphalt.  On January 14, 2008, Frontier updated the status again under the investor relations section of its website. Feed was returned to the Cheyenne coking unit on the evening of January 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION

By: /s/ Michael C. Jennings
Michael C. Jennings
Executive Vice President - Chief Financial Officer

Date: January 14, 2008